SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2006

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 3.02. Unregistered Sales of Equity Securities

Sale on August 24, 2006 for $1 million cash of 5,555,556 shares of common stock of mPhase Technologies, Inc. plus a 5 Year Warrant to purchase 5,555,556 shares of common stock at $.18 per share to Wolfson Equities, Inc., 1 State Street Plaza, New York, N.Y.

Placement Fee: $100,000 payable to Eagle Advisers, Inc., Park Avenue, New York, N.Y. (Note that Mr. Abraham Biderman of Eagle Advisers is a Director of mPhase Technologies, Inc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: August 25, 2006